Exhibit 99.1

For Immediate Release

Tangoe, Inc. Announces Fourth Quarter and Full Year 2011 Financial Results

Fourth Quarter Highlights:

•                  Total revenue of $29.2 million, up 57% year-over-year

•                  GAAP operating income of $1.2 million; non-GAAP operating income of $3.3 million, up 97% year-over-year

•                  GAAP net income of $0.9 million; non-GAAP net income of $3.0 million

•                  Adjusted EBITDA of $3.7 million, up 87% year-over-year and a record quarterly adjusted EBITDA margin of 12.6%

Orange, Conn., February 15, 2012 — Tangoe, Inc. (NASDAQ: TNGO), a leading global provider of Communications Lifecycle Management (“CLM”) software and related services, today announced financial results for its fourth quarter and full year ended December 31, 2011.

“The fourth quarter marked a strong finish to 2011, as we exceeded the high end of guidance across all of our key operating metrics,” stated Albert Subbloie, president and CEO of Tangoe. “For the quarter and full year 2011, Tangoe continued to gain significant market share through a combination of organic growth and strategic acquisitions.  Our momentum is being driven by a combination of new customer wins, strong cross-sell activity, best-in-class renewal rates and growing traction with our strategic alliance partners.”

Subbloie added, “The recent acquisitions of ProfitLine and Anomalous Networks have expanded our value proposition, customer base and distribution channels.  We believe these strategic moves add to our strong business momentum as we begin 2012, and further enhance our ability to capitalize on the multi-billion dollar CLM market opportunity.”

Fourth Quarter 2011 Financial Highlights

•                  Revenue: Total revenue for the fourth quarter was $29.2 million, an increase of 57% on a year-over-year basis. Recurring technology and services revenue was $25.8 million, an increase of 61% on a year-over-year basis. Strategic consulting, software licenses and other services contributed the remaining $3.4 million of total revenue for the fourth quarter of 2011.

•                  Operating Income: GAAP operating income for the fourth quarter was $1.2 million, compared to operating income of $0.3 million for the fourth quarter of 2010.  Non-GAAP operating income was $3.3 million, representing a record quarterly non-GAAP operating margin of 11.4% and an increase of 97% compared to $1.7 million for the fourth quarter of 2010.

•                  Net Income (Loss): GAAP net income for the fourth quarter was $0.9 million, compared to a $0.5 million net loss for the same period last year. GAAP diluted income per share for the fourth quarter was $0.02, based on 38.5 million weighted-average diluted shares outstanding, compared to a loss per share of $0.33, after deducting dividends and accretion related to our preferred stock and based on 4.5 million weighted-average shares outstanding for the same period last year.

Non-GAAP net income for the fourth quarter was $3.0 million, up 157% compared to $1.2 million for the fourth quarter of 2010. Non-GAAP diluted net income per share for the fourth quarter was $0.08 based on 38.5 million weighted-average diluted shares outstanding, an increase of 100% compared to $0.04 per share based on 29.0 million weighted-average diluted shares outstanding for the same period last year.

•                  Adjusted EBITDA: Adjusted EBITDA for the fourth quarter was $3.7 million, an increase of 87% compared to $2.0 million for the fourth quarter of 2010. Adjusted EBITDA margin was a record 12.6% for the fourth quarter of 2011, an increase compared to a 10.6% margin for the same period last year.

•                  Cash and Cash Flow: As of December 31, 2011, Tangoe had cash and cash equivalents of $43.4 million, compared to $52.5 million at the end of the prior quarter.  During the fourth quarter, the company used $14.5 million in cash related to the acquisition of ProfitLine.

The company generated $4.8 million in net cash from operations for the fourth quarter of 2011, compared to $1.3 million during the fourth quarter of 2010.  The Company generated $4.4 million in unlevered free cash flow for the quarter, an increase of 103% compared to $2.2 million during the fourth quarter of 2010.

Full Year 2011 Financial Highlights

•                  Revenue: Total revenue for the full year 2011 was $104.9 million, an increase of 53% on a year-over-year basis. Recurring technology and services revenue was $93.7 million, an increase of 62% on a year-over-year basis. Strategic consulting, software licenses and other services contributed the remaining $11.2 million of total revenue for 2011.

•                  Operating Income: GAAP operating income for the full year 2011 was $2.6 million, compared to operating income of $1.4 million for 2010.  Non-GAAP operating income was $11.3 million, representing a record annual non-GAAP operating margin of 10.8% and an increase of 95% compared to $5.8 million for 2010.

•                  Net Income (Loss): GAAP net loss for the full year 2011 was $3.0 million, compared to a $1.8 million net loss for 2010. GAAP loss per share after deducting dividends and accretion related to our preferred stock was $0.31 based on 16.4 million weighted-average shares outstanding for the full year 2011, compared to a loss per share of $1.26 based on 4.4 million weighted-average shares outstanding for 2010.

Non-GAAP net income for the full year 2011 was $8.8 million, up 152% compared to $3.5 million for 2010. Non-GAAP net income per share for 2011 was $0.26 based on 33.5 million weighted-average diluted shares outstanding, an increase of 117% compared to $0.12 per share based on 28.8 million weighted-average diluted shares outstanding for 2010.

•                  Adjusted EBITDA: Adjusted EBITDA for the full year 2011 was $12.7 million, an increase of 84% compared to $6.9 million for 2010. Adjusted EBITDA margin was a record 12.1% for 2011, an increase compared to a 10.0% margin for 2010.

•                  Cash Flow: The Company generated $10.1 million in net cash from operations during the full year 2011, compared to $3.4 million in 2010.  The Company generated $10.6 million in unlevered free cash flow for 2011, an increase of 97% compared to $5.4 million for 2010.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Financial Outlook

As of February 15, 2012 Tangoe is providing guidance for its first quarter and full year 2012 as follows:

•                  First Quarter 2012 Guidance: Total revenue is expected to be in the range of $32.2 million to $32.7 million. Adjusted EBITDA is expected to be in the range of $3.5 million to $3.7 million. Non-GAAP net income per share is expected to be approximately $0.08 based on approximately 39.0 million weighted-average diluted shares outstanding.

•                  Full Year 2012 Guidance: Total revenue is expected to be in the range of $137.0 million to $139.0 million. Adjusted EBITDA is expected to be in the range of $19.5 million to $20.0 million. Non-GAAP net income per share is expected to be in the range of $0.41 to $0.42 based on approximately 39.5 million weighted-average diluted shares outstanding.

Quarterly Conference Call

Tangoe will host a conference call today at 5:00 p.m. EDT to review the company’s financial results for the fourth quarter and full year 2011 as well as guidance for the first quarter and full year 2012. To access this call, dial 866.719.0110 (United States), or 719.325.2359 (international), with conference ID # 3446030. A live webcast of the conference call will be accessible from the investor relations page of Tangoe’s website at http://investor.tangoe.com/, and a recording will be archived and accessible at http://investor.tangoe.com/events.cfm. A recording of this conference call will also be available through February 29, 2012, by dialing 877.870.5176 (United States), or 858.384.5517 (international). The recording access code is 3446030.

About Tangoe

Tangoe is a leading global provider of Communications Lifecycle Management (CLM) software and services to a wide range of global enterprises. CLM encompasses the entire lifecycle of an enterprise’s communications assets and services, including planning and sourcing, procurement and provisioning, inventory and usage management, invoice processing, expense allocation and accounting and asset decommissioning and disposal. Tangoe’s Communications Management Platform (CMP) is an on-demand suite of software designed to manage and optimize the complex processes and expenses associated with this lifecycle for both fixed and mobile communications assets and services. Tangoe’s customers can also manage their communications assets and services by engaging Tangoe’s client service group.

Additional information about Tangoe can be found at www.tangoe.com. Tangoe is a registered trademark of Tangoe, Inc.

Non-GAAP Financial Measures

Adjusted EBITDA discussed in this press release is defined as net income (loss) plus interest expense, income tax provision, depreciation and amortization, restructuring charge, stock-based compensation expense, decrease (increase) in fair value of warrants for redeemable convertible preferred stock and, for 2012, decrease (increase)

in fair value of shares of common stock issued subject to an earn-out as part of the purchase price for an acquisition and excluding contra-revenue attributable to the value of common stock warrants issued to a reseller partner; less interest income and other income.  Non-GAAP operating income excludes stock-based compensation expense, restructuring charge, amortization of intangible assets, deferred financing costs and, for 2012, contra-revenue attributable to value of common stock warrants issued to a reseller partner.  Non-GAAP net income excludes stock-based compensation expense, amortization of intangible assets and deferred financing costs, restructuring charge, loan repayment fee, term loan debt discount, decrease (increase) in fair value of warrants for redeemable convertible preferred stock and, for 2012, decrease (increase) in fair value of shares of common stock issued subject to an earn-out as part of the purchase price for an acquisition and contra-revenue attributable to the value of common stock warrants issued to a reseller partner.  Unlevered free cash flow is defined as net cash provided by operating activities plus net interest payments and IPO related expense payments less capital expenditures. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Forward Looking Statement

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about, our estimates regarding future revenue and financial performance.  We may not actually achieve the expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the expectations disclosed in the forward-looking statements we make. More information about potential factors that could affect our business and financial results is contained in our Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission on November 14, 2011. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission.  We do not intend, and undertake no duty, to release publicly any updates or revisions to any forward-looking statements contained herein.

TANGOE, Inc.

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2011	2010	2011

Revenue:
Recurring technology and services	$15,982	$25,778	$57,703	$93,671
Strategic consulting, software licenses and other	2,694	3,463	10,771	11,270
Total revenue	18,676	29,241	68,474	104,941

Cost of revenue:
Recurring technology and services	7,172	12,397	26,349	44,814
Strategic consulting, software licenses and other	994	1,532	3,874	5,165
Total cost of revenue	8,166	13,929	30,223	49,979

Gross profit	10,510	15,312	38,251	54,962

Operating expenses:
Sales and marketing	3,415	4,874	12,281	16,648
General and administrative	3,461	4,922	11,709	17,777
Research and development	2,419	3,142	9,321	11,860
Depreciation and amortization	919	1,171	3,529	4,551
Restructuring charge	—	—	—	1,549
Income from operations	296	1,203	1,411	2,577

Other income (expense), net
Interest expense	(406)	(184)	(2,007)	(3,047)
Interest income	4	24	19	45
Other income	3	—	3	—
Increase in fair value of warrants for redeemable convertible preferred stock	(323)	—	(884)	(1,996)
Loss before income tax provision	(426)	1,043	(1,458)	(2,421)
Income tax provision	114	140	295	534
Net (loss) income	(540)	903	(1,753)	(2,955)
Preferred dividends	(930)	—	(3,715)	(2,168)
Accretion of redeemable convertible preferred stock	(16)	—	(64)	(37)
Loss applicable to common stockholders	$(1,486)	$903	$(5,532)	$(5,160)

Net income (loss) per common share:

Basic	$(0.33)	$0.03	$(1.26)	$(0.31)

Diluted	$(0.33)	$0.02	$(1.26)	$(0.31)

Weighted average number of common share:

Basic	4,511	32,972	4,399	16,412

Diluted	4,511	38,493	4,399	16,412

TANGOE, INC.

Consolidated Balance Sheets

(in thousands)

	December 31,
	2010	2011
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$5,913	$43,407
Accounts receivable	14,295	25,311
Prepaid expenses and other current assets	1,395	2,503
Total current assets	21,603	71,221
COMPUTERS, FURNITURE AND EQUIPMENT-NET	1,795	3,334

OTHER ASSETS:
Intangible assets-net	15,785	28,800
Goodwill	17,636	36,266
Security deposits and other non-current assets	1,925	1,241
TOTAL ASSETS	$58,744	$140,862

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES:
Accounts payable	$3,303	$6,605
Accrued expenses	3,364	7,061
Deferred revenue-current portion	8,304	9,051
Notes payable-current portion	6,345	7,904
Other current liabilities	—	1,079
Total current liabilities	21,316	31,700

OTHER LIABILITIES:
Deferred rent and other non-current liabilities	3,099	1,659
Deferred revenue-less current portion	1,788	2,624
Notes payable-less current portion	11,777	8,290
Warrants for redeemable convertible preferred stock	1,345	—
Total liabilities	39,325	44,273

REDEEMABLE CONVERTIBLE PREFERRED STOCK	61,441	—

COMMITMENT AND CONTINGENCIES

STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred Stock	366	—
Common Stock	—	3
Additional paid-in capital	7,317	142,905
Warrants for common stock	2,022	10,610
Less: notes receivable for purchase of common stock	(93)	(93)
Accumulated deficit	(51,635)	(56,795)
Other comprehensive income (loss)	1	(41)
Total stockholders’ (deficit) equity	(42,022)	96,589
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$58,744	$140,862

TANGOE, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

(in thousands)

	For the Years Ended
	December 31,
	2010	2011
Operating activities:
Net loss	$(1,753)	$(2,955)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of debt discount	47	1,339
Depreciation and amortization	3,529	4,551
Restructuring charge	—	1,549
Decrease in deferred rent liability	(493)	(58)
Amortization of marketing agreement intangible assets	26	92
Allowance for doubtful accounts	207	23
Deferred income taxes	190	305
Stock based compensation expense	1,928	3,980
Increase in fair value of warrants for redeemable convertible preferred stock	884	1,996
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(2,986)	(4,437)
Prepaid expenses and other assets	(501)	47
Other assets	(1,181)	(381)
Accounts payable	172	3,054
Accrued expenses	1,079	(184)
Deferred revenue	2,252	1,226
Net cash provided by operating activities	3,400	10,147
Investing activities:
Purchases of computers, furniture and equipment	(367)	(853)
Cash paid in connection with acquisitions, net of cash received	—	(22,194)
Net cash used in investing activities	(367)	(23,047)
Financing activities:
Repayment of debt	(8,562)	(38,018)
Borrowings of debt	5,500	20,000
Payment of settlement liability	(200)	—
Payment of debt in connection with acquisition	(952)	—
Payment made to repurchase securities as a result of litigation settlement	—	—
Proceeds from initial public offering, net of issuance costs	—	66,989
Proceeds from warrant exercises	—	192
Proceeds from repayment of notes receivable	691	—
Deferred financing costs	(60)	(170)
Proceeds from exercise of options	300	1,401
Net cash (used in) provided by financing activities	(3,283)	50,394

Net (decrease) increase in cash and cash equivalents	(250)	37,494
Cash and cash equivalents, beginning of period	6,163	5,913
Cash and cash equivalents, end of period	$5,913	$43,407

TANGOE, Inc.

Calculation of Non-GAAP Operating  Income (Unaudited)

(in thousands)

	Three Months Ended				Year Ended
	December 31,
	2010		2011		2010		2011
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue
Income from operations	$296	1.6%	$1,203	4.1%	$1,411	2.1%	$2,577	2.5%

Add:
Stock based compensation expense	760	4.1%	1,316	4.5%	1,928	2.8%	3,980	3.8%
Restructuring charge	—	0.0%	—	0.0%	—	0.0%	1,549	1.5%
Amortization of intangibles	553	3.0%	801	2.7%	2,276	3.3%	2,960	2.8%
Amortization of deferred financing costs	79	0.4%	—	0.0%	162	0.2%	227	0.2%

Non-GAAP income from operations	$1,688	9.0%	$3,320	11.4%	$5,777	8.4%	$11,293	10.8%

TANGOE, Inc.

Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended				Year Ended
	December 31,
	2010		2011		2010		2011
		% of		% of		% of		% of
	Amount	Revenue	Amount	Revenue	Amount	Revenue	Amount	Revenue

Net income (loss)	$(540)	-2.9%	$903	3.1%	$(1,753)	-2.6%	$(2,955)	-2.8%
Interest expense	406	2.2%	184	0.6%	2,007	2.9%	3,047	2.9%
Interest income	(7)	0.0%	(24)	-0.1%	(22)	0.0%	(45)	0.0%
Income tax provision	114	0.6%	140	0.5%	295	0.4%	534	0.5%
Depreciation and amortization	919	4.9%	1,171	4.0%	3,529	5.2%	4,551	4.3%
Stock based compensation expense	760	4.1%	1,316	4.5%	1,928	2.8%	3,980	3.8%
Restructuring charge	—	0.0%	—	0.0%	—	0.0%	1,549	1.5%
Increase in fair value of warrants for redeemable convertible preferred stock	323	1.7%	—	0.0%	884	1.3%	1,996	1.9%

Adjusted EBITDA	$1,975	10.6%	$3,690	12.6%	$6,868	10.0%	$12,657	12.1%

TANGOE, Inc.

Calculation of Non-GAAP Net Income and Non-GAAP Net Income per Share (Unaudited)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,
	2010	2011	2010	2011
Net income (loss)	$(540)	$903	$(1,753)	$(2,955)

Add:
Stock based compensation expense	760	1,316	1,928	3,980
Restructuring charge	—	—	—	1,549
Amortization of intangibles	553	801	2,276	2,960
Amortization of deferred financing costs	79	—	162	227
Increase in fair value of warrants for redeemable convertible preferred stock	323	—	884	1,996
Orix loan repayment fee	—	—	—	400
Term loan debt discount	—	—	—	641

Non-GAAP net income	$1,175	$3,020	$3,497	$8,798

Non-GAAP net income per share: diluted	$0.04	$0.08	$0.12	$0.26

Fully diluted weighted average shares outstanding	28,967	38,493	28,772	33,503

TANGOE, Inc.

Stock Based Compensation Expense (Unaudited)

(in thousands)

	Three Months Ended		Year Ended
	December 31,
	2010	2011	2010	2011
Cost of revenue	128	170	323	669
Sales and marketing	165	612	425	1,201
General and administrative	412	487	1,032	1,934
Research and development	55	47	148	176

Total	$760	$1,316	$1,928	$3,980

TANGOE, Inc.

Calculation of Unlevered Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Year Ended
	December 31,
	2010	2011	2010	2011
Net cash provided by operating activities	$1,257	$4,836	$3,400	$10,147

Add:
Interest payments, net	438	20	2,045	1,620
IPO Expense payments	738	—	1,089	466

Subtract:
Capital Expenditures	268	451	1,125	1,599

Unlevered Free Cash Flow	$2,165	$4,405	$5,409	$10,634

Investor Contact:

Seth Potter

ICR

512.344.0277

ir@tangoe.com

Media Contact:

Kristin Conforti

PAN Communications, Inc.

617.502.4300

tangoe@pancomm.com